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                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT


We have issued our report dated July 19, 1995 accompanying the financial statements of Foundation Savings Bank in Forms S-1, AC, and OC to be filed with the Securities and Exchange Commission and the Office of Thrift Supervision on or about August 1, 1996. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and all amendments, thereto, and to the use of our name as it appears under the caption "Experts".


CLARK, SCHAEFER, HACKETT & CO.
Cincinnati, OH